Exhibit 5.1

June 29, 2011

CNL Lifestyle Properties, Inc.

CNL Center at City Commons

450 South Orange Avenue

Orlando, FL 32801

Re:	Registration Statement on Form S-4; Exchange Offer for $400,000,000 in

Aggregate Principal Amount of 7.250% Senior Notes Due 2019

Ladies and Gentlemen:

We have acted as counsel to CNL Lifestyle Properties, Inc., a Maryland corporation (the “Company”), and certain subsidiaries of the Company acting as guarantors (the “Guarantors”) in connection with the preparation and filing by the Company and the Guarantors of a Registration Statement on Form S-4 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) $400,000,000 in aggregate principal amount of the Company’s 7.250% Senior Notes due 2019 (the “Notes”) and the guarantee of the Notes (the “Guarantees”) by the Guarantors, issued under an indenture, dated as of April 5, 2011 (the “Indenture”), by and among the Company, the Guarantors and Wilmington Trust FSB, as trustee (the “Trustee”). The Notes and the Guarantees will be issued in exchange for the Company’s outstanding 7.250% Senior Notes due 2019 (the “Private Notes”) on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”).

In our capacity as special counsel to the Company and for purposes of this opinion, we have examined the following (collectively, the “Documents”):

(i).	the Indenture, including the Guarantees included therein, executed by the parties thereto, and the form of the Note and other exhibits included therewith;

(ii).	the Registration Statement;

(iii).	the Prospectus;

(iv).	the Registration Rights Agreement, dated April 5, 2011, by and among the Company, the Guarantors and Jefferies & Company, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the initial purchasers (the “Representatives”);

CNL Lifestyle Properties, Inc.

June 29, 2011

(v).	the resolutions of the Board of Directors, adopted on March 24, 2011 as certified by the Secretary of the Company, as of the date hereof; and

(vi).	copies of all other certificates and documents delivered by the Company and the Representatives in connection with the closing of the offering of the Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such further records of the Company and such further agreements, certificates of public officials, certificates of officers or representatives of the Company, and other documents, certificates and records, and made such investigations of law, as we have deemed necessary or appropriate for purposes of the opinions set forth herein.

The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

(a) We have assumed for purposes of this opinion: (i) that each of the Documents and all other documents have been duly authorized by the appropriate party or parties thereto, that each of the Documents and all other documents have been duly executed and delivered by the appropriate party or parties thereto, and that each such party has adequate power, authority and legal right to enter into the Documents to which it is a party and to perform its obligations under each of the Documents to which it is a party; and (ii) the authenticity of all documents examined by us (and the completeness of and conformity to the originals of any copies thereof submitted to us) and the genuineness of all signatures.

(b) We have assumed that at or prior to the time of the issuance of the Notes, the Registration Statement, including any amendments thereto, will be effective under the Securities Act, the Indenture will have been duly qualified under the Trust Indenture Act of 1939, the Company’s Board of Directors shall not have rescinded or otherwise modified its authorization of such issuance and the Board of Directors of each Guarantor shall not have rescinded or otherwise modified its authorization of the Guarantees.

CNL Lifestyle Properties, Inc.

June 29, 2011

(c) In connection with all factual matters regarding the opinions set forth below, we have relied exclusively upon the Documents and information identified above. We have not verified any factual matters in connection with or apart from our review of such Documents, and, accordingly, we do not express any opinion or belief or make any representation as to matters that might have been disclosed by such verification.

(d) The opinions set forth herein are limited to the law of the State of New York, and we do not express any opinion herein concerning any other law (including, without limitation any law of any jurisdiction other than the State of New York wherein any party to any of the Documents may be located or wherein enforcement of any of the Documents may be sought). The opinion set forth herein is based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurance that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

(e) We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

(f) Our opinion is subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforcement of agreements generally (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate the maturity of a debt upon the occurrence of a default deemed immaterial by such court or might decline to order that a covenant be performed. Such principles applied by a court might include, among other things, a requirement that creditors act with reasonableness and good faith. Such a requirement might be applied, among other situations, to the provisions of any Document requiring the payment of an indemnity or compensation to any party thereto or purporting to authorize conclusive determinations by any party thereto.

(g) Our opinion is are subject to the effects of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation and other similar laws and judicial decisions affecting the rights of creditors generally. In addition, the availability of specific performance, injunctive relief, the appointment of a receiver and other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefore may be brought.

CNL Lifestyle Properties, Inc.

June 29, 2011

(h) We express no opinion as to the enforceability of the provisions of the Documents relating to any waiver or extension of, or agreement not to assert, any defense based on an applicable statute of limitations.

(i) We express no opinion with respect to the enforceability of the Guarantees to the extent that the obligations of the Company under the Notes being so guaranteed are unenforceable due to illegality or fraud or the fact that the Holders (as such terms is defined in the Indenture) may have voluntarily released the Company’s liability with respect to such obligations.

Based upon the foregoing, we are of the opinion that, when the Notes have been duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Private Notes in the circumstances contemplated by the Registration Statement and Prospectus, the Notes and the Guarantees will be legal, valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their respective terms.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Notes and Guarantees.

This letter does not address any matters other than those expressly addressed herein. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

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We hereby consent to your filing of this opinion as Exhibit 5 to the Registration Statement and to reference to our firm under the caption “Legal Matters” in the prospectus contained therein. By giving such consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Arnold & Porter LLP
ARNOLD & PORTER LLP